UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                                   ----------

                                  July 17, 2003
                                 Date of Report
                        (Date of earliest event reported)

                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)

            Virginia                     0-9881                 54-1162807
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)        Identification Number)

           P.O. Box 459
           Edinburg, VA                                            22824
(Address of principal executive office)                          (Zip code)

       Registrant's telephone number, including area code: (540) 984-4141

Item 9. Regulation FD Disclosure

The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 as directed by the Securities and Exchange Commission in Release No. 34-47583 and shall not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

NEWS RELEASE

For further information, please contact Earle A. MacKenzie at 540-984-5192.

                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                  REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

      EDINBURG, VA, (July 17, 2003) - Shenandoah Telecommunications Company (Shentel; NASDAQ: SHEN) announced unaudited financial results for the second quarter ended June 30, 2003. Second quarter total revenues grew by 12% from the same quarter last year, including a 22% increase in wireless revenues. Income from continuing operations for the quarter was $1.0 million, compared to a loss of $4.0 million for the same period in 2002. Income from continuing operations for the six-month period ended June 30, 2003, was $3.0 million versus a loss of $3.6 million for the same period last year. Income from continuing operations for the six months ended 2002 reflects a previously reported loss of $5.5 million on external investments.

      As previously announced, with the sale of the Company's interest in the Virginia 10 RSA Limited Partnership cellular operation on February 28, 2003, the Company classified its prior cellular operation as discontinued, as is further discussed below. Net income including discontinued operations for the six months ended June 30, 2003, was $25.5 million versus $42,000 for the first six months of 2002.

Overall Highlights

      For the quarter ended June 30, 2003, income from continuing operations was $1.0 million or $0.27 per diluted share. In second quarter 2002, continuing operations resulted in a loss of $4.0 million or $1.05 per diluted share, which included an after-tax loss of $4.8 million from external investments. The Company's total revenues for the second quarter 2003 were $24.8 million, compared to $22.2 million in the second quarter 2002, an increase of $2.6 million or 12%. The Company's revenue growth was primarily driven by an increase in its PCS business. Operating income for the quarter decreased to $2.4 million, a decrease of $0.2 million or 8% from 2002 due primarily to a $1.5 million reduction in access revenues in the Wireline Operations for charges disputed by long distance carriers.

      President and CEO, Christopher E. French, commented, "We are again pleased with our operating financial results, given the ongoing financial challenges within the telecommunications industry. During the second quarter we experienced healthy revenue growth and improvements in our wireless churn and bad debt charges. Our strong operating results have allowed us to accelerate debt repayment and fund construction from continuing operations."

Wireless Operations

      The Company continues to experience strong growth in wireless revenues as a PCS Affiliate of Sprint, increasing its PCS subsidiary revenue by $2.9 million to a total of $16.1 million for second quarter 2003; and, increasing by $6.7 million to a total of $31.0 million for the first six months of 2003. The Company's base of Sprint wireless customers increased by 4,900, ending the quarter with approximately 77,400 customers. The Company's second quarter churn was 1.9%, down from 2.3% in first quarter 2003 and 2.8% in second quarter 2002. The PCS net loss of $0.8 million in the second quarter 2003 decreased by $0.1 million compared to second quarter 2002. The net loss of $1.5 million for the six months ended June 30, 2003, is a decrease of $1.0 million from the same period last year.

Wireline Operations

      The local telephone operations experienced a $0.4 million decrease in second quarter net income of $1.5 million in 2002 to $1.1 million in 2003, resulting in a decrease of $0.2 million for the six months ended June 30, 2003, compared to the same period last year. During the second quarter the Company recorded a reduction of $1.5 million to access revenues.

Other Operations

      The ShenTel Service operation had a second quarter net income of $0.2 million, compared to a negligible net income in second quarter 2002. Revenues associated with information access services, including Internet access service revenues and contract work on the 511Virginia Travel Information Project, increased $0.3 million, to $1.5 million. The Company ended the quarter with approximately 19,000 Internet customers of which more than 1,000 access the service through Digital Subscriber Line (DSL). This represents a 4% increase in Internet customers, with a 150% increase in DSL customers from June 30, 2002. DSL service is available to approximately 80% of the subscribers of the local telephone serving area.

External Investments

      Second quarter 2003 results on external investments were immaterial. In second quarter 2002 the after-tax losses on investments was $4.8 million, which was principally attributed to the Company's former investment in VeriSign, Inc., as discussed in previous filings. At the end of the quarter, the Company's external investments totaled $7.0 million.

Discontinued Operations and Consolidated Results

      As previously disclosed, the Company completed the sale of its general partner interest in the Virginia 10 RSA Limited Partnership ("VA 10"), at the close of business on February 28, 2003. That transaction resulted in a $21.5 million after-tax gain, and the Company received $33.7 million, subject to certain post-closing adjustments. . The Company has classified its prior cellular operation as discontinued. The second quarter net income for discontinued operations in 2002 was $1.9 million or $0.49 per share. Incorporating these results with those of continuing operations as described above in Overall Highlights, second quarter 2002 consolidated net income was a loss of $2.1 million or $0.56 per share on a diluted basis. Second quarter 2003 consolidated net income of $1.1 million or $0.27 per diluted share, is the same as net income from continuing operations, as identified above.

      Strong operating results for 2003 have allowed the Company to add $4.7 million in Plant in Service and retire $4.5 million in debt prior to its due date. The Company has the proceeds from the sale of its cellular operations, less applicable taxes paid, in temporary cash investments. No decision has been made for the use of these proceeds. The Company's debt /equity ratio at

June 30, 2003 was 30/70, debt as a percent of total assets of 24.3%, with cash and cash equivalents of $31.7 million.

About Shenandoah Telecommunications

      Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company celebrated its 100th anniversary of service on June 9, 2002. The Company is traded on the NASDAQ National Market under the symbol "SHEN." The Company's operating subsidiaries provide local telephone, cable, Internet access, interexchange facilities, and PCS services, along with many other associated services, to the four-state region from Harrisonburg, Virginia to Harrisburg and Altoona, Pennsylvania.


                                              /S/ EARLE A. MACKENZIE
                                              ---------------------
                                              Earle A. MacKenzie
                                              Chief Financial Officer

This release contains forward-looking statements that are subject to various risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen factors. A discussion of factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in the Company filings with the SEC. Those factors may include changes in general economic conditions, increases in costs and other competitive factors.

SHENANDOAH TELECOMMUNICATIONS COMPANY
SUMMARY FINANCIAL INFORMATION (unaudited)
(In thousands, except per share amounts)

Condensed Balance Sheets                                     June 30,    December 31,
                                                               2003          2002
                                                               ----          ----
Cash and cash equivalents                                   $  31,735     $   2,209
Other current assets                                           10,979        18,285
Total securities and investments                                7,188         7,423
Property, plant and equipment                                 193,507       189,278
  Less accumulated depreciation                               (65,037)      (57,126)
                                                            ---------     ---------
Net property, plant and equipment                             128,470       132,152
Other assets, net                                               8,876         3,935
                                                            ---------     ---------
   Total assets                                             $ 187,248     $ 164,004
                                                            =========     =========

Current liabilities, exclusive of short-term
   debt of $4,154 and $7,985, respectively                  $  18,655     $  11,915
Long- and short-term debt                                      45,410        55,546
Total other liabilities                                        20,741        18,300
Minority interests                                                 --         1,666
Total shareholders' equity                                    102,442        76,577
                                                            ---------     ---------
   Total liabilities and shareholders' equity               $ 187,248     $ 164,004
                                                            =========     =========

Condensed Statements of Income                               Three months ended       Six months ended
(In thousands, except per share amounts)                          June 30,                June 30,
                                                              2003        2002         2003        2002
                                                              ----        ----         ----        ----
Operating Revenues-Wireless                                 $ 16,769    $ 13,793    $ 32,403    $ 25,547
                  -Wireline                                    6,309       6,899      13,948      14,320
                  -Other                                       1,766       1,495       3,440       3,016
                                                            --------    --------    --------    --------
   Total operating revenue                                    24,844      22,187      49,791      42,883
Cost of goods and services                                     2,624       1,919       4,913       4,569
Network operating costs                                        8,680       8,341      16,727      15,388
Depreciation                                                   4,127       3,489       8,148       6,833
Selling, general and administrative                            7,011       5,819      13,451      11,159
                                                            --------    --------    --------    --------
   Total operating expenses                                   22,442      19,568      43,239      37,949
                                                            --------    --------    --------    --------
Operating income                                               2,402       2,619       6,552       4,934
Interest expense                                                (897)     (1,052)     (1,851)     (2,120)
Other income (expense)                                           150      (8,153)        926      (8,726)
Income tax provision                                            (611)      2,602      (1,752)      2,298
                                                            --------    --------    --------    --------
Income (loss) from continuing operations                    $  1,044    $ (3,984)   $  2,975    $ (3,614)

Discontinued operations, net of income taxes                $     --    $  1,870    $ 22,628    $  3,656
                                                            --------    --------    --------    --------

Cumulative effect of a change in accounting,
    net of income taxes                                     $     --    $     --    $    (76)   $     --
                                                            --------    --------    --------    --------

   Net income                                               $  1,044    $ (2,114)   $ 25,527    $     42
                                                            ========    ========    ========    ========

SHENANDOAH TELECOMMUNICATIONS COMPANY
SUMMARY FINANCIAL INFORMATION (unaudited)
(In thousands, except per share amounts)

                                                Three months ended      Six months ended
                                                     June 30,                June 30,
                                                 2003       2002        2003        2002
                                                 ----       ----        ----        ----
Net earnings per share, basic
          Continuing operations                 $0.28      $(1.06)     $ 0.79      $(0.96)
                                                -----      ------      ------      ------
          Discontinued operations, net of
            income taxes                        $  --      $ 0.50      $ 5.97      $ 0.97
                                                -----      ------      ------      ------
          Cumulative effect of a change in
            accounting, net of taxes            $  --      $   --      $(0.02)     $   --
                                                -----      ------      ------      ------
          Total                                 $0.28      $(0.56)     $ 6.74      $ 0.01
                                                =====      ======      ======      ======

Net earnings per share, diluted
          Continuing operations                 $0.27      $(1.05)     $ 0.78      $(0.95)
                                                -----      ------      ------      ------
          Discontinued operations, net of
            income taxes                        $  --      $ 0.49      $ 5.95      $ 0.96
                                                -----      ------      ------      ------
          Cumulative effect of a change in
            accounting, net of taxes            $  --      $   --      $(0.02)     $   --
                                                -----      ------      ------      ------
          Total                                 $0.27      $(0.56)     $ 6.71      $ 0.01
                                                =====      ======      ======      ======

                                     #######

         SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARY COMPANIES

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        SHENANDOAH TELECOMMUNICATIONS COMPANY
                        (Registrant)


                        July 18, 2003   /S/ EARLE A. MACKENZIE
                                        ---------------------------
                                            Earle A. MacKenzie
                                            Chief Financial Officer